                                                                    Exhibit 23.2


                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated July 26, 1996 (except Note 10, as to which the date is October 15, 1996) in the Pre-Effective Amendment No. 1 to the Registration Statement (Form SB-2, No. 333-16071), and related Prospectus of Cortex Pharmaceuticals, Inc. for the Registration of 3,801,918 shares of its common stock.



                                               /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP


San Diego, California
December 14, 1996